VBI Vaccines Provides Update on GBM Program and Announces Upcoming Conference Call

● 10mcg dose selected to advance into Part B of Phase 1/2a study of VBI-1901 in recurrent GBM

● Expanded data from Part A of the Phase 1/2a study of VBI-1901 selected for poster presentation at ASCO

● Conference call and webcast Thursday, April 25, 2019 at 8:30 AM ET

CAMBRIDGE, Mass. (April 23, 2019) – VBI Vaccines Inc. (NASDAQ: VBIV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced:

Advancement into Part B of the Phase 1/2a clinical study of VBI-1901 in recurrent glioblastoma (GBM):

●	Based on safety and immunogenicity, the highest dose tested in Part A of the ongoing Phase 1/2a study of VBI-1901 in recurrent GBM, 10mcg, has been selected as the optimal dose level to test in Part B of the study.
●	Where Part A of the study was a dose-escalation phase to evaluate the safety, tolerability, and to define the optimal therapeutic dose level of VBI-1901, Part B of the study is a subsequent extension phase with narrower enrollment criteria, designed to more clearly assess immunologic responses and early potential clinical benefit.
●	Initiation of enrollment of the 10 patients in Part B is expected mid-year 2019.

Expanded data from Part A of the Phase 1/2a study of VBI-1901 in recurrent GBM selected for poster presentation at ASCO 2019:

●	Expanded immunologic data and tumor and clinical responses from all three dose cohorts in Part A of the study will be presented in a poster presentation at the American Society of Clinical Oncology (ASCO) Annual Meeting in early June.
●	The poster, number 237, will be presented during the Central Nervous System Tumors session on Sunday, June 2, 2019 from 8:00 AM ET to 11:00 AM ET.

VBI management to hold a conference call on Thursday, April 25, 2019 at 8:30 AM ET, to provide a pipeline update including:

●	Additional details on the GBM program and the design of Part B of the Phase 1/2a study;
●	An overview and update of VBI-2601, VBI’s immuno-therapeutic in a clinical collaboration with Brii Biosciences for the development of a functional cure for hepatitis B, following the Annual Meeting of the European Association for the Study of the Liver (EASL) 2019; and
●	An update on Sci-B-Vac®, VBI’s trivalent hepatitis B vaccine, including data presented at EASL 2019, in anticipation of the top-line data from the ongoing pivotal Phase 3 study, PROTECT, expected mid-year 2019.

Conference Call and Webcast Details

VBI Vaccines will host a conference call and webcast with accompanying slides on Thursday, April 25, 2019 at 8:30 AM ET. The live webcast and slide presentation can be accessed via the Events/Presentations page in the Investors section of the company’s website, www.vbivaccines.com, or by clicking this link: https://edge.media-server.com/m6/p/m5w3kz77.

A replay of the webcast will be archived on the company’s website for 90 days following the live conference call.

To listen to the live conference call, please dial:

●	Toll-free U.S. & Canada Dial-In: (866) 602-1050
●	International Dial-In: (409) 231-2052
●	Conference ID: 2865189

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only commercially-approved trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use in Israel and 10 other countries and is currently in a Phase 3 study in the U.S., Europe, and Canada, and with an immuno-therapeutic in development for a functional cure for chronic hepatitis B. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. Integrating its cytomegalovirus (CMV) expertise with the eVLP platform technology, VBI’s lead eVLP vaccine candidates include a prophylactic CMV vaccine candidate and a therapeutic glioblastoma (GBM) vaccine candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

●	Website Home: http://www.vbivaccines.com/
●	News and Insights: http://www.vbivaccines.com/wire/
●	Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2019, and filed with the Canadian security authorities at sedar.com on February 25, 2019, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson, Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie

Chief Business Officer

Email: IR@vbivaccines.com

VBI Media Contact

Burns McClellan, Inc.

Robert Flamm, Ph.D.

Phone: (212) 213-0006

Email: rflamm@burnsmc.com